EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Fairfax Financial Holdings Limited (the “Company”) of our report dated March 6, 2015 relating to the Company’s 2014 and 2013 consolidated financial statements and the effectiveness of internal control over financial reporting as at December 31, 2014, which appears in the Company’s Annual Report on Form 40-F for the year ended December 31, 2014.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chartered Professional Accountants, Licensed Public Accountants
Toronto, Ontario
November 4, 2015